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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2001

Commission File Number 0-20449

PRICE LEGACY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	33-0628740
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300, San Diego, California 92128
(Address of principal executive offices) (Zip Code)

(858) 675-9400
(Registrant's telephone number, including area code)

PRICE LEGACY CORPORATION

TABLE OF CONTENTS

Item 4.  Changes in Registrant's Certifying Accountant.

Item 7.  Financial Statements and Exhibits.

    16.1  Letter from Ernst & Young LLP to the Securities and Exchange Commission.

Item 4. Changes in Registrant's Certifying Accountant.

On September 18, 2001, Price Legacy Corporation, a Maryland corporation formerly known as Price Enterprises, Inc. ("Registrant"), completed the previously announced merger with Excel Legacy Corporation, a Delaware corporation ("Legacy"). Prior to the merger, Ernst & Young LLP ("E&Y") was the independent accountant for the Registrant and PricewaterhouseCoopers LLP ("PWC") was the independent accountant for Legacy. Effective October 25, 2001, the Registrant engaged PWC as its independent certifying accountant for the year ending December 31, 2001. E&Y was notified of its dismissal on October 25, 2001.

The Audit Committee of the Registrant's Board of Directors approved this decision.

During the two fiscal years of the Registrant prior to the date of this Current Report, the reports on the financial statements of the Registrant prepared by E&Y contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and there have been no "reportable events" (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K as promulgated by the Securities and Exchange Commission) at any time preceding E&Y's replacement.

At no time during the two fiscal years of the Registrant prior to the date of this Current Report, or during the interim period subsequent to the year ended December 31, 2000, did the Registrant consult with PWC regarding the application of accounting principles to any transaction, the type of audit opinion that might be rendered on the financial statements of the Registrant, or any disagreement or reportable event.

The Registrant has requested E&Y to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in this Item. A copy of the letter is attached as an exhibit to this filing.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits
  16.1
  Letter from Ernst & Young LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2001	PRICE LEGACY CORPORATION
/s/ JAMES Y. NAKAGAWA James Y. Nakagawa Chief Financial Officer

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TABLE OF CONTENTS
SIGNATURES